UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

COLUMBIA FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38456	22-3504946
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19-01 Route 208 North, Fair Lawn, New Jersey 07410

(Address of principal executive offices) (Zip Code)

(800) 522-4167

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 6, 2019, Columbia Financial, Inc. (“Columbia”), the parent company of Columbia Bank, and Broadway Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Columbia, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Stewardship Financial Corporation (“Stewardship”), the parent company of Atlantic Stewardship Bank.

Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge (the “First-Step Merger”) with and into Stewardship, with Stewardship as the surviving entity, and immediately following the effective time of the First-Step Merger, Stewardship will merge with and into Columbia, with Columbia as the surviving entity (together with the First-Step Merger, the “Merger”). It is anticipated that immediately following the consummation of the Merger, Atlantic Stewardship Bank, a New Jersey state-chartered bank, will merge with and into Columbia Bank, a federally chartered stock savings bank, with Columbia Bank as the surviving bank.

The Merger Agreement has been unanimously approved by the Boards of Directors of each of Columbia and Stewardship. Subject to the approval of the Merger Agreement by Stewardship’s shareholders, the receipt of all required regulatory approvals and the satisfaction or waiver of other customary closing conditions, the parties anticipate that the transactions contemplated by the Merger Agreement will close in the fourth quarter of 2019.

At the effective time of the First-Step Merger, each outstanding share of Stewardship common stock, except for treasury shares held by Stewardship and shares held, other than in a fiduciary capacity or in satisfaction of a debt previously contracted, by Columbia, shall be converted into the right to receive from Columbia $15.75 in cash, without interest (the “Merger Consideration”). In addition, each share of unvested Stewardship restricted stock will fully vest and will be converted into the right to receive, without interest, the Merger Consideration.

Pursuant to the terms of the Merger Agreement, at the effective time of the First-Step Merger, each of Columbia and Columbia Bank will increase the size of its Board of Directors by one member and appoint Paul Van Ostenbridge, the current President and Chief Executive Officer of Stewardship, to serve on its Board of Directors.

The Merger Agreement contains customary representations and warranties from both Columbia and Stewardship, each with respect to its and its subsidiaries’ businesses. Each party has also agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the First-Step Merger and Stewardship’s obligation to call a meeting of its shareholders to adopt and approve the Merger Agreement. Subject to certain exceptions, Stewardship has agreed to recommend that its shareholders adopt and approve the Merger Agreement. In addition, Stewardship has agreed that, subject to certain exceptions, it will not, and will cause its subsidiaries and their representatives not to, solicit, initiate, encourage or take any action to facilitate (including by providing non-public information) any inquiries or proposals with respect to any acquisition proposals. The Merger Agreement provides certain termination rights for each of Columbia and Stewardship, and further provides that if the Merger Agreement is terminated under certain circumstances, Stewardship will be obligated to pay Columbia a termination fee equal to $5.4 million.

As described above, the consummation of the Merger is subject to customary closing conditions, including, but not limited to, (i) receipt of the requisite approval of Stewardship’s shareholders, (ii) receipt of all required regulatory approvals and (iii) the absence of any law or order prohibiting the closing. In addition, each party’s obligation to consummate the Merger is subject to certain other customary conditions, including (i) the accuracy of the representations and warranties of the other party subject to certain materiality standards and (ii) compliance in all material respects by the other party with its covenants.

The Merger Agreement includes customary representations, warranties and covenants of Stewardship and Columbia made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business or financial information about Stewardship or Columbia. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between Stewardship and Columbia rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement. Shareholders should read the Merger Agreement together with the other information concerning Columbia and Stewardship that is publicly filed in reports and statements with the Securities and Exchange Commission (the “SEC”).

The foregoing description of the Merger Agreement is included to provide information regarding its terms and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Voting Agreements

In addition, on June 6, 2019, simultaneous with the execution of the Merger Agreement, Columbia and Stewardship entered into separate voting agreements with each of the directors (in their capacity as shareholders) of Stewardship (collectively, the “Voting Agreements”), in which each such shareholder agreed, among other things, to vote in favor of the Merger the shares of Stewardship common stock over which he or she has the sole right to dispose and the sole right to vote. In addition, each such shareholder has agreed to vote against any proposal made in competition with the Merger, as well as certain other restrictions with respect to the voting and transfer of such shareholder’s shares of Stewardship common stock.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, a form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 7, 2019, Columbia released a presentation to investors regarding the Merger. The presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The preceding information, as well as Exhibit 99.1 referenced therein, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On June 7, 2019, Columbia and Stewardship issued a joint press release announcing that Columbia and Stewardship entered into the Merger Agreement. The joint press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Other Exhibits.

(d)	Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of June 6, 2019, by and among Columbia Financial, Inc., Broadway Acquisition Corp. and Stewardship Financial Corporation*

10.1	Form of Voting Agreement by and between Columbia Financial, Inc., Stewardship Financial Corporation and directors of Stewardship Financial Corporation

99.1	Investor Presentation dated June 7, 2019

99.2	Joint Press Release dated June 7, 2019

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant undertakes to furnish supplementally copies of any of the omitted schedules or similar attachments to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as "believes," "will," "would," "expects," "project," "may," "could," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of Columbia’s management and are subject to significant risks and uncertainties.

Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (i) the businesses of Columbia and Stewardship may not be combined successfully, or such combination may take longer than expected; (ii) the cost savings from the Merger may not be fully realized or may take longer than expected to be realized; (iii) operating costs, customer loss and business disruption following the Merger may be greater than expected; (iv) governmental approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger or otherwise; (v) the shareholders of Stewardship may fail to approve the Merger; (vi) the interest rate environment may further compress margins and adversely affect new interest income; (vii) the risks associated with continued diversification of assets and adverse changes to credit quality; and (viii) changes in legislation, regulations and policies that may prohibit, restrict or delay the Merger. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Columbia’s and Stewardship’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Columbia and Stewardship or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Columbia and Stewardship do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, Stewardship will file a proxy statement with the SEC. Columbia will also file relevant materials in connection with its proposed acquisition of Stewardship. Shareholders of Stewardship are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction.  A free copy of the proxy statement, as well as other filings containing information about Columbia and Stewardship, when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement may also be obtained, free of charge, from Stewardship’s website at www.asbnow.bank under the “Investor Relations” tab or by directing a request to the Secretary of Stewardship at 630 Godwin Avenue, Midland Park, New Jersey 07432.

Certain Information Regarding Participants

Columbia and Stewardship and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Stewardship shareholders in connection with the proposed Merger. You can find information about Columbia’s and Stewardship’s executive officers and directors in the materials filed by Columbia and Stewardship with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the proxy statement filed by Stewardship with the SEC on April 3, 2019, the proxy statement of Columbia filed with the SEC on April 22, 2019 and other relevant documents regarding the proposed Merger to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBIA FINANCIAL, INC.

Date: June 7, 2019	By:	/s/ Thomas J. Kemly
Thomas J. Kemly
President and Chief Executive Officer